Exhibit 99.1

Media Relations Contact:	Investor Relations Contact:
Phillip Tree	Matthew Langdon
TIBCO Software Inc.	TIBCO Software Inc.
(650) 846-8529	(650) 846-5747
ptree@tibco.com	mlangdon@tibco.com

TIBCO SOFTWARE REPORTS SECOND QUARTER FINANCIAL RESULTS

Total Revenue Up 15% Year over Year

PALO ALTO, Calif., June 26, 2008 – TIBCO Software Inc. (Nasdaq: TIBX) today announced results for its second quarter, which ended on June 1, 2008.

Total revenue for the second quarter of fiscal 2008 was $150.0 million and net income was $3.5 million, or $0.02 per diluted share. This compares to total revenue of $130.5 million and net income of $9.2 million, or $0.04 per diluted share, as reported for the second quarter of fiscal 2007.

On a non-GAAP basis, net income for the second quarter of fiscal 2008 was $12.4 million or $0.07 per diluted share, compared with $14.8 million or $0.07 per diluted share for the second quarter of fiscal 2007. Non-GAAP operating income for the second quarter of fiscal 2008 was $17.5 million, as compared to non-GAAP operating income of $18.7 million in the second quarter of fiscal 2007. Non-GAAP results exclude stock-based compensation expense and amortization of acquired intangible assets, and assume a non-GAAP effective tax rate of 33% for fiscal 2008 and 37% for fiscal 2007.

“Despite weakness in the Americas business, we delivered total company revenue growth of 15% driven by a strong performance from our European Division and significant deals in key vertical markets such as Financial Services, Telecommunications, Insurance and Life Sciences,” said Vivek Ranadivé, chairman and chief executive officer, TIBCO. “We continue to see opportunity across all geographies and are confident in our market position given our unique technology and the demonstrable value we provide to our global customer base.”

Second Quarter Fiscal 2008 Highlights

•	Total revenue rose 15% year over year to $150.0 million.

•	License revenue rose 5% year over year to $57.7 million.

•	Services and maintenance revenue rose 22% year over year to $92.3 million.

•	Year-to-date, cash flow from operations exceeded $92 million versus $52.6 million for the same period last year.

•	Total deferred revenue rose 43% from a year ago to $154 million.

•	The number of license deals over $100,000 rose 25% from a year ago to 91, with 7 deals over $1 million.

•

TIBCO expanded its business with leading companies in Q2 such as Arcos Dorados, Boehringer Ingelheim, CargoSmart Limited, E. & J. Gallo Winery, Ingram Micro, Sanofi-aventis, Santos, Telecom Italia, TrueCredit, and Vodafone The Netherlands.

Conference Call Details

TIBCO has scheduled a conference call for 4:30 pm ET / 1:30 pm PT today to discuss its second quarter results. The conference call may be accessed over the internet at www.tibco.com or via dial-in at 877-795-3649 or 719-325-4837. Please join the conference call at least 10 minutes early to register. A replay of the conference call will be available until midnight on July 26, 2008 at www.tibco.com or via dial-in at 888-203-1112 or 719-457-0820. The pass code for both the call and the replay is 4574178.

About TIBCO

TIBCO digitized Wall Street in the ‘80s with its event-driven “Information Bus” software, which helped make real-time business a strategic differentiator in the ‘90s. Today, TIBCO’s infrastructure software gives customers the ability to constantly innovate by connecting applications and data in a service-oriented architecture, streamlining activities through business process management, and giving people the information and intelligence tools they need to make faster and smarter decisions, what we call The Power of Now® . TIBCO serves more than 3,000 customers around the world with offices in more than 20 countries and an ecosystem of over 200 partners. Learn more at www.tibco.com.

###

TIBCO, The Power of Now, Spotfire and TIBCO Software are trademarks or registered trademarks of TIBCO Software Inc. in the United States and/or other countries. All other product and company names and marks mentioned in this document are the property of their respective owners and are mentioned for identification purposes only.

About Non-GAAP Financial Information

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Measures.”

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws. The final financial results for second quarter of fiscal year 2008 may differ materially from the preliminary results presented in this release due to factors that include, but are not limited to, risks associated with the final review of the results and preparation of financial statements. In addition, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These risks include but are not limited to: adverse changes in general economic or market conditions resulting in delays or reductions in information technology spending; successful execution of TIBCO’s business plans; and competitive factors, including but not limited to pricing pressures, industry consolidation and new product introductions. Additional information regarding potential risks is provided in TIBCO’s filings with the SEC, including its most recent Annual Report on Form 10-K for the year ended November 30, 2007 and Quarterly Report on Form 10-Q for the quarter ended March 2, 2008. TIBCO assumes no obligation to update the forward-looking statements included in this release.

TIBCO Software Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	June 1, 2008	November 30, 2007
ASSETS
Current assets:
Cash and cash equivalents	$244,918	$170,237
Short-term investments	33,230	95,534
Accounts receivable, net	113,668	161,730
Prepaid expenses and other current assets	45,243	53,540

Total current assets	437,059	481,041
Property and equipment, net	108,084	111,390
Goodwill	412,177	412,256
Acquired intangible assets, net	97,778	110,930
Long-term deferred income tax assets	42,262	35,307
Other assets	44,074	47,535

Total assets	$1,141,434	$1,198,459

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,739	$12,076
Accrued liabilities	77,508	95,526
Accrued excess facilities costs	4,445	5,421
Deferred revenue	142,853	127,200
Current portion of long-term debt	1,978	1,924

Total current liabilities	241,523	242,147
Accrued excess facilities costs, less current portion	8,278	10,811
Long-term deferred revenue	10,824	14,319
Long-term deferred income tax liabilities	15,353	25,821
Long-term income tax liabilities	12,143	—
Long-term debt, less current portion	43,555	44,558
Other long-term liabilities	4,663	5,006

Total long-term liabilities	94,816	100,515

Total liabilities	336,339	342,662

Minority interest	468	401
Total stockholders’ equity	804,627	855,396

Total liabilities and stockholders’ equity	$1,141,434	$1,198,459

TIBCO Software Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except net income per share)

	Three Months Ended		Six Months Ended
	June 1, 2008	June 3, 2007	June 1, 2008	June 3, 2007
Revenue:
License revenue	$57,696	$54,926	$115,449	$107,111
Service and maintenance revenue:
Service and maintenance	90,050	73,686	176,908	145,625
Reimbursable expenses	2,286	1,905	4,253	3,435

Total service and maintenance revenue	92,336	75,591	181,161	149,060

Total revenue	150,032	130,517	296,610	256,171

Cost of revenue:
License	7,484	4,730	14,764	8,801
Service and maintenance	38,088	31,756	73,858	62,584

Total cost of revenue	45,572	36,486	88,622	71,385

Gross Profit	104,460	94,031	207,988	184,786

Operating expenses:
Research and development	26,756	21,997	52,210	43,012
Sales and marketing	56,454	46,433	110,842	89,382
General and administrative	12,991	12,113	26,789	24,865
Amortization of acquired intangible assets	4,235	2,472	8,375	4,942

Total operating expenses	100,436	83,015	198,216	162,201

Income from operations	4,024	11,016	9,772	22,585
Interest income	2,244	5,716	5,502	12,106
Interest expense	(876)	(645)	(1,718)	(1,013)
Other income (expense), net	(206)	(302)	32	(1,567)

Income before provision for income taxes and minority interest	5,186	15,785	13,588	32,111
Provision for income taxes	1,641	6,561	4,474	12,484
Minority interest, net of tax	52	6	107	18

Net income	$3,493	$9,218	$9,007	$19,609

Net income per share:
Basic	$0.02	$0.05	$0.05	$0.09

Diluted	$0.02	$0.04	$0.05	$0.09

Shares used to compute net income per share:
Basic	182,078	204,575	184,197	206,487

Diluted	185,990	211,885	188,028	214,097

TIBCO Software Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Six Months Ended
	June 1, 2008	June 3, 2007
Cash flows from operating activities:
Net income	$9,007	$19,609
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	8,016	8,179
Amortization of acquired intangible assets	16,174	7,753
Stock-based compensation	10,361	7,697
Deferred income tax	(10,229)	(1,769)
Tax benefits related to stock benefit plans	4,679	6,852
Excess tax benefits from stock-based compensation	(4,580)	(6,918)
Minority interest, net of tax	107	18
Other non-cash adjustments, net	139	57
Changes in assets and liabilities:
Accounts receivable	47,132	33,430
Prepaid expenses and other assets	6,819	(5,496)
Accounts payable	2,642	(2,942)
Accrued liabilities and excess facilities costs	(9,738)	(15,054)
Deferred revenue	11,749	1,177

Net cash provided by operating activities	92,278	52,593

Cash flows from investing activities:
Purchases of short-term investments	(37,046)	(131,265)
Maturities and sales of short-term investments	99,384	353,513
Purchases of private equity investments	(25)	(31)
Proceeds from private equity investments	222	618
Purchases of property and equipment	(4,780)	(6,586)
Restricted cash pledged as security	(148)	(37)

Net cash provided by investing activities	57,607	216,212

Cash flows from financing activities:
Proceeds from issuance of common stock	5,885	16,513
Repurchases of the Company’s common stock	(85,645)	(142,777)
Excess tax benefits from stock-based compensation	4,580	6,918
Principal payments on long-term debt	(949)	(934)
Proceeds from minority investors	—	189

Net cash used for financing activities	(76,129)	(120,091)

Effect of foreign exchange rate changes on cash and cash equivalents	925	903

Net change in cash and cash equivalents	74,681	149,617
Cash and cash equivalents at beginning of period	170,237	138,912

Cash and cash equivalents at end of period	$244,918	$288,529

About Non-GAAP Financial Measures

TIBCO provides non-GAAP measures for operating income, net income and net income per share data as supplemental information regarding TIBCO’s business performance. TIBCO believes that these non-GAAP financial measures are useful to investors because they exclude non-operating charges. TIBCO’s management excludes these non-operating charges when it internally evaluates the performance of TIBCO’s business and makes operating decisions, including internal budgeting, performance measurement and the calculation of bonuses and discretionary compensation, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential revenue generation activities of TIBCO. Accordingly, management excludes gains and losses on equity investments, costs related to formal restructuring plans, stock-based compensation related to employee stock options, the amortization of acquired intangible assets and charges for acquired in-process research and development, and the income tax effects of the foregoing, as well as adjustments for the impact of changes in the valuation allowance recorded against TIBCO’s deferred tax assets when making operational decisions.

TIBCO believes that providing the non-GAAP measures that management uses to its investors is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand TIBCO’s financial performance on a trended basis across historical periods. In addition, it allows investors to evaluate TIBCO’s performance using the same methodology and information as that used by TIBCO’s management.

Non-GAAP measures are subject to material limitations as these measures are not in accordance with, or a substitute for, GAAP and thus TIBCO’s definition may be different from similar non-GAAP measures used by other companies and/or analysts. However, TIBCO’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of non-GAAP operating income, non- GAAP net income and non-GAAP net income per share. In addition, some items such as restructuring charges that are excluded from non-GAAP net income and non-GAAP earnings per share can have a material impact on cash flows and stock compensation charges can have a significant impact on earnings. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. TIBCO has historically provided non-GAAP measures to the investment community as a supplement to its GAAP results, to enable investors to evaluate TIBCO’s business performance in the way that management does.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Stock-based Compensation

TIBCO incurs stock-based compensation expense under SFAS 123(R). TIBCO excludes this item for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share because it is a non-cash expense that TIBCO believes is not reflective of its business performance. The nature of the stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expenses may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods (including prior periods following the adoption of SFAS 123(R)). The exclusion of stock-based compensation from the non-GAAP measures also allows a consistent comparison of TIBCO’s relative historical financial performance, since the method for accounting for stock-based compensation changed at the beginning of fiscal 2006 when TIBCO adopted SFAS 123(R). Finally, TIBCO believes that non-GAAP measures of profitability that exclude stock-based compensation are widely used by analysts and investors in the software industry.

Amortization of Intangible Assets

TIBCO has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions TIBCO has made. Management excludes these items, for the purposes of calculating non- GAAP operating income, non-GAAP net income and non-GAAP net income per share. TIBCO believes that eliminating this expense from its non-GAAP measures is useful to investors, because the amortization of intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of TIBCO’s acquisition transactions, which also vary substantially in frequency from period to period.

The following table is a reconciliation of GAAP measures to non-GAAP for the second quarter and first half of fiscal 2008 and fiscal 2007, respectively.

TIBCO Software Inc.

Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in thousands, except net income per share)

	Three Months Ended				Six Months Ended
	June 1, 2008		June 3, 2007		June 1, 2008		June 3, 2007
	Operating Income	Net Income	Operating Income	Net Income	Operating Income	Net Income	Operating Income	Net Income
GAAP	$4,024	$3,493	$11,016	$9,218	$9,772	$9,007	$22,585	$19,609
Amortization of intangible assets - cost of revenue	3,982	3,982	1,409	1,409	7,799	7,799	2,811	2,811
Amortization of intangible assets - operating expense	4,235	4,235	2,472	2,472	8,375	8,375	4,942	4,942
Stock-based compensation - cost of revenue	732	732	577	577	1,327	1,327	1,058	1,058
Stock-based compensation - R&D expense	1,256	1,256	925	925	2,275	2,275	1,793	1,793
Stock-based compensation - S&M expense	1,677	1,677	1,150	1,150	3,407	3,407	2,370	2,370
Stock-based compensation - G&A expense	1,546	1,546	1,109	1,109	3,352	3,352	2,476	2,476
Income tax adjustment for non-GAAP (1)		(4,502)		(2,107)		(8,767)		(5,114)

Non-GAAP	$17,452	$12,419	$18,658	$14,753	$36,307	$26,775	$38,035	$29,945

Diluted net income per share:
GAAP		$0.02		$0.04		$0.05		$0.09

Non-GAAP		$0.07		$0.07		$0.14		$0.14

Shares used to compute diluted net income per share		185,990		211,885		188,028		214,097

(1)	The estimated non-GAAP effective tax rate was 33% and 37% for fiscal 2008 and 2007, respectively, and has been used to adjust the provision for income taxes for non-GAAP purposes.